FOR IMMEDIATE RELEASE

Alpha Eliminates Remaining Term Loan Balance

Company Also Provides Updates on Share Repurchase Program and Combined $56.6 Million in Collateral Releases

BRISTOL, Tenn., June 6, 2022 – Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today announced several positive financial updates, including the elimination of its remaining term loan balance.

Long-Term Debt Elimination

On June 3, 2022, Alpha made a voluntary prepayment of $99.4 million on its term loan, which eliminated all remaining principal and paid the loan in full.

“Today we are pleased to announce that Alpha’s term loan has been paid in full, eliminating our long-term debt,” said David Stetson, Alpha’s chair and chief executive officer. “As we have mentioned consistently over the past few quarterly calls, this is a critically important milestone for our company, and a significant step in further strengthening Alpha’s balance sheet. In just under a year’s time, more than $550 million has been paid toward eliminating Alpha’s long-term debt load, which allowed us to extinguish the term loan and its carrying costs two years ahead of maturity.”

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a $600 million share repurchase program. As of June 3, the company has acquired 860,934 shares of common stock at a cost of $126.3 million.

Collateral Release

In connection with Alpha's improved financial position, the company has received a reduction of $40.1 million in collateral requirements related to its self-insured workers compensation at certain locations in West Virginia.

Additionally, as part of routine surety program review and negotiation, the company has received a $16.5 million reduction in surety collateral requirements, while securing multi-year visibility on surety program terms and conditions.

Alpha’s president and chief financial officer, Andy Eidson, elaborated on today’s financial announcements: “These collateral releases, which are in the form of letters of credit, directly increase our ABL availability, and thus our financial liquidity, by nearly $57 million. Taken together with the final payment to eliminate Alpha’s term loan, these developments represent a further de-risking of our balance sheet and demonstrate our commitment to building a company that is resilient through any market. Additionally, we are pleased to provide an update on the progress of our share repurchase program, which we still believe to be the best investment we can make at this point in time. We are excited about where Alpha is heading, and we look forward to continuing this positive momentum.”

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this press release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this press release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this press release may not occur.

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